Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES EXCHANGE OFFER

FOR $500 MILLION OF ITS 5% SENIOR NOTES DUE 2024

DENVER, CO  May 23, 2014 - SM Energy Company (NYSE: SM) today announces that it commenced an offer to exchange $500 million of its 5% Senior Notes due 2024, which have been registered under the Securities Act of 1933 (the “Exchange Notes”) in exchange for $500 million of its outstanding 5% Senior Notes due 2024, which were issued on May 20, 2013, in a private placement (the “Outstanding Notes”).  The Exchange Notes are being offered pursuant to a registration rights agreement previously entered into in connection with the issuance of the Outstanding Notes.  The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated May 23, 2014, and the related letter of transmittal.

The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except that provisions relating to transfer restrictions, registration rights and additional interest will not apply to the Exchange Notes. The exchange offer is limited to holders of the Outstanding Notes. The exchange offer is scheduled to expire at 5:00 p.m. New York time on June 24, 2014, unless extended. Outstanding Notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by following the procedures set forth in the exchange offer prospectus and the related letter of transmittal. Copies of the prospectus and the related letter of transmittal may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. The address, telephone and facsimile number of U.S. Bank National Association are as follows:

By Facsimile for Eligible Institutions: (615) 495-8158 Attention: Specialized Finance	By Mail/Overnight Delivery/Hand: 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance	Confirm by Telephone: (800) 934-6802

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains forward looking statements within the meaning of securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause SM Energy’s actual results to differ materially from results expressed or implied by the forward looking statements. These risks include factors such as the availability, proximity and capacity of gathering, processing and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company’s commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy’s 2013 Annual Report on Form 10-K. The forward looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY CONTACTS:

MEDIA:

Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:

James Edwards, ir@sm-energy.com, 303-837-2444